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                                KIRKLAND & ELLIS
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                Citicorp Center
                              153 East 53rd Street
                            New York, NY 10022-4675
  Joshua N. Korff
To Call Writer Direct:          212 446-4800                     Facsimile:
   212 446-4943                                                  212 446-4900


                                 August 2, 1996


Wireless One Inc.
11301 Industriplex Boulevard
Baton Rouge, Louisiana 70709-4115

     Re:  Wireless One, Inc.
     Registration Statement on Form S-1
     Registration No. 33-95106
     ----------------------------------

Dear Ladies and Gentlemen:

     We are acting as special counsel to Wireless One, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of an offering of (i) units (collectively, the "Units"), each consisting of a $1,000 principal amount of % Senior Notes due 2006 (collectively, the "Notes") and warrants (collectively, the Warrants") to purchase shares of the Company's Common Stock, $.01 par value per share; (ii) $125,000 gross proceeds of Notes; and (iii) Warrants, pursuant to a Registration Statement on Form S-1 (Registration No. 333-5109) filed with the Securities and Exchange Commission (the "Commission") on June 4, 1996 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Notes are to be issued pursuant to an Indenture (the "Indenture") between the Company and U.S. Trust Company of New York, as Trustee, and the Warrants are to be pursuant to a Warrant Agreement (the "Warrant Agreement") between the Company and U.S. Trust Company of New York, as Warrant Agent.

     In that connection, we have examined such corporate proceedings, documents, records, and matters of law as we have deemed necessary to enable us to render this opinion.
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                               KIRKLAND & ELLIS

Wireless One
August 2, 1996
Page 2



     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the internal laws of the State of New York, the General Corporation law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

     (2) The Notes have been duly authorized, and, when (i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors of the Company has taken all necessary action to fix and approve the terms of the Notes, (iii) the
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                               KIRKLAND & ELLIS


Wireless One
August 2, 1996
Page 3

Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the consideration provided for therein, the Notes will be validly issued and binding obligations of the Company.

     (3) The Warrants have been duly authorized, and, when (i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors has taken all necessary action to fix and approve the terms of the Warrants, and (iii) the Warrants have been duly executed and delivered on behalf of the Company and issued in accordance with the terms of the Warrant Agreement, the Warrants will be validly issued and outstanding.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the headings "United States Federal Income Tax Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly, we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Unties, Notes and Warrants.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.
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                               KIRKLAND & ELLIS

Wireless One
August 2, 1996
Page 4

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                          Very truly yours,



                                          KIRKLAND & ELLIS